UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-9321	23-6858580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania		19406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 265-0688

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, $0.01 par value	UHT	New York Stock Exchange

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2026, Universal Health Realty Income Trust (the “Trust”) entered into a First Amendment (the “First Amendment”) to the Second Amended and Restated Credit Agreement, among the Trust, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Fifth Third Bank, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, Truist Bank and U.S. Bank National Association, as Co-Documentation Agents, and Wells Fargo Securities, LLC and BOFA Securities, Inc., as Joint Lead Arrangers and Joint Bookrunners (the “Existing Credit Agreement”, and as amended by the First Amendment, the “Credit Agreement”). The Amendment amends the Existing Credit Agreement to (i) provide for a new incremental term loan facility in an aggregate principal amount equal to $50 million (the “2026 Incremental Term Loan”), (ii) change the minimum tangible net worth requirement to $100 million, and (iii) remove the Term SOFR Adjustment of 0.10% per annum from the definitions of “Adjusted Term SOFR” and “Adjusted Daily Simple SOFR”. A new subsidiary of the Trust, was added as a guarantor. Except as amended by the First Amendment, the remaining terms of the Existing Credit Agreement remain in full force and effect.

The 2026 Incremental Term Loan will bear interest annually at a rate equal to, at the Trust’s option, either SOFR (for one, three, or six months) or the Base Rate (as defined in the Existing Credit Agreement), plus, in either case, a specified margin depending on the Trust’s Total Leverage Ratio , as determined by the formula set forth in the Credit Agreement, consistent with the interest rate applicable to the existing term loan under the Credit Agreement (after giving effect to the First Amendment). The 2026 Incremental Term Loan will mature on September 30, 2028, consistent with the maturity date of the existing term loan under the Credit Agreement.

The foregoing description of the First Amendment is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in “Item 1.01-Entry into a Material Definitive Agreement” is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

First Amendment to Second Amended and Restated Credit Agreement, dated as of April 21, 2026, among Universal Health Realty Income Trust, the Subsidiary Guarantors party hereto, the Lenders Party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

Date: April 24, 2026	By:	/s/ Charles F. Boyle
	Name:	Charles F. Boyle
	Title:	Senior Vice President and Chief Financial Officer